                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 1 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,
PRIMARY                                                   1994         1993         1992         1991         1990
- -------                                                 ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles            $255,832     $135,911     $184,841     $134,038     $ 95,582


Add:    Interest savings, net of tax, applicable to
          assumed exercise of Fisher-Price warrants            -          637        1,138          594            -
Deduct: Dividends on convertible preference stock         (4,689)      (4,894)      (4,826)      (4,830)      (4,811)
        Dividends on senior preferred stock                    -            -         (152)        (605)        (605)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles for
  Computation of Income Per Share                        251,143      131,654      181,001      129,197       90,166

Extraordinary item                                             -      (14,681)           -       (5,236)           -
Cumulative effect of changes in accounting principles          -       (4,022)           -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $251,143     $112,951     $181,001     $123,961     $ 90,166
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               220,457      210,285      211,253      179,210      144,852
Weighted average common equivalent shares arising from:
        Stock options                                      2,472        2,348        2,898        2,429        3,772
        Fisher-Price warrants                                819        1,345        2,606        1,402            -
        Restricted stock                                     191            -            -            -            -
        Common stock warrants - $6.25 Series                   -            -            -          509        2,019
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      223,939      213,978      216,757      183,550      150,643
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.12     $   0.62     $   0.84     $   0.71     $   0.60
        Extraordinary item                                     -        (0.07)           -        (0.03)           -
        Cumulative effect of changes in accounting
          principles                                           -        (0.02)           -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.12     $   0.53     $   0.84     $   0.68     $   0.60
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in January 1995 and
     1994, June 1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,
FULLY DILUTED                                             1994         1993         1992         1991         1990
- -------------                                           ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
    Effect of Changes in Accounting Principles          $255,832     $135,911     $184,841     $134,038     $ 95,582

Add:    Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures      628        5,338        5,467        3,907            -
        Assumed exercise of Fisher-Price warrants              -          637        1,138          594            -
Deduct: Dividends on senior preferred stock                    -            -         (152)        (605)        (605)
        Impact of required ESOP dividends or
         contributions upon conversion                    (3,598)      (4,894)      (4,826)      (4,830)      (4,811)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
   Effect of Changes in Accounting Principles for
   Computation of Income Per Share                       252,862      136,992      186,468      133,104       90,166

Extraordinary item                                             -      (14,681)           -       (5,236)           -
Cumulative effect of changes in accounting principles          -       (4,022)           -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $252,862     $118,289     $186,468     $127,868     $ 90,166
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               220,457      210,454      211,378      179,277      144,852
Weighted average common equivalent shares arising from:
       Stock options                                       2,488        2,780        3,322        3,610        3,772
       Assumed conversion of convertible preference
         stock                                             1,683        2,025        2,025        2,025        2,025
       Assumed conversion of 8% convertible debentures     1,295        9,458        9,741        7,457            -
       Fisher-Price warrants                                 819        1,345        2,606        1,402            -
       Restricted stock                                      264            -            -            -            -
       Common stock warrants - $6.25 Series                    -            -            -          713        2,019
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      227,006      226,062      229,072      194,484      152,668
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.11     $   0.60     $   0.81     $   0.69     $   0.59
        Extraordinary item                                     -        (0.06)           -        (0.03)           -
        Cumulative effect of changes in accounting
          principles                                           -        (0.02)           -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.11     $   0.52     $   0.81     $   0.66     $   0.59
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in January 1995 and
     1994, June 1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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